Exhibit 10.16

SECURED PROMISSORY NOTE TWO

$200,000 September 18, 2025

For value received, Cuentas, Inc., a Florida corporation (the “Maker”), hereby promises  to pay to Michael de Prado, an individual or his assign (the “Holder”), the principal sum of Two  Hundred Thousand Dollars ($200,000) (the “Loan”) in lawful money of the United States of  America and in immediately available funds pursuant to the terms and conditions set forth below  (this “Note”). This Note is secured by certain collateral of the Maker in accordance with that  certain Security Agreement of even date herewith between the Maker and the Holder (the  “Security Agreement”).

1. General Terms.

(a) All amounts outstanding under this Note, including all accrued but unpaid  interest, shall be due and payable on the first anniversary of the execution of this Note (the  “Maturity Date”). On the Maturity Date, the Holder shall have the sole and exclusive option to  demand either (i) payment in cash of the outstanding principal and accrued interest, or (ii) the  Maker’s transfer through a certificate of sale of all of the Maker’s non-telcom/MVNO assets that  comprise the Fintech division. Any failure to pay after the final Maturity Date shall constitute an  Event of Default with interest accruing at a default rate of 8% per annum until paid in full.

(b) No Interest shall be paid on this Loan except upon the event of a default as  provided in Section 5 of this Agreement.

2. Security Interests.

Cuentas shall execute and deliver the security agreement granting the Executive a  security interest in the Fintech division Non-telcom/MVNO assets of Cuentas as described in  Exhibit D to the Separation Agreement (collectively, the “Collateral”) to secure the repayment of  the indebtedness under this Note. While anyindebtedness under the Note remains outstanding,  Cuentas shall not grant a lien in or otherwise encumber the Collateral or sell or dispose of the

Collateral.

3. Prepayments.

The parties may jointly agree in writing to advance the maturity date if they so choose.

4. Other Terms.

(a) Any payments made under this Note shall be applied first to accrued but unpaid  interest, and the balance, if any, shall be applied to the outstanding principal amount of the Loan.

(b) If any payment of principal or interest under this Note is due on a day that is not a  business day, such fee will be due on the next succeeding business day.

(c) Payments under this Note shall be made regardless of any existing credit  facilities or their terms. This Note and the security interests granted under the Security  Agreement shall not be subordinated to any other obligations of the Maker without the prior written consent of the Holder. The Maker shall maintain the perfection and priority of the  security interests in the Collateral granted in the Security Agreement at all times.

5. Default.

The occurrence of any one or more of the following events with respect to the  Maker shall constitute an event of default hereunder (each, an “Event of Default”):

(i) if the Maker shall fail to pay when due any payment due under this Note in accordance  with Section 1 and such failure shall continue for thirty (30) or business days after notice of non payment and cure period; or

(ii) if the Maker shall voluntarily commence any proceeding or file any petition seeking  relief under any Federal, state or foreign bankruptcy, insolvency or similar law now or hereafter  in effect, or if any action is taken by the Payee that could impair or adversely affect the security  interests, such impairment to be determined by an independent third-party arbitrator and subject  to a cure period of not less than 30 days following written notice, (ii) if the Maker shall apply for  or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or  similar official for the Maker or for a substantial part of the Maker’s assets, (iii) if a proceeding  shall have been instituted by any person in a court having seeking a decree or order for relief in  respect of the Maker in an involuntary case under any Federal, state or foreign bankruptcy,  insolvency or similar law, or for the appointment of a receiver, liquidator, assignee, trustee,  custodian, sequestrator, conservator or other similar official of the Maker, or for any substantial  part of the Maker’s assets, or for the winding-up or liquidation of its affairs, (iv) if the Maker  shall file an answer admitting the material allegations of a petition filed against the Maker in any  such proceeding, (v) if the Maker shall make a general assignment for the benefit of creditors or  (v) if the Maker shall take any action for the purpose of effecting any of the foregoing.

Upon the occurrence of an Event of Default described in clause (a) above, the Maker  shall have ninety (90) days following receipt of written notice from the Holder to cure such  default (the “Cure Period”). If such default is not cured within the Cure Period, the entire unpaid  principal balance hereof and any accrued but unpaid interest or other amounts payable hereunder  shall become immediately due and payable and the Holder shall be entitled to commence a legal  action to enforce the Note, including without limitation, an action for specific performance to  require Cuentas to transfer ownership of the Fintech division and the Collateral.

Any disputes regarding an Event of Default shall be resolved through binding arbitration  administered by the American Arbitration Association (AAA) in accordance with its  Commercial Arbitration Rules. The arbitration shall be conducted in [specific county], Florida,  by a single arbitrator selected in accordance with AAA rules. The arbitrator shall be a licensed  Florida attorney with at least 15 years of experience in commercial and financial matters. Each  party shall bear its own attorneys’ fees and costs, and the parties shall share equally the  arbitrator’s fees and administrative costs unless otherwise required by law. The arbitrator shall  have the power to award any remedy that could be awarded by a court under Florida law including without limitation, specfic performance regarding the Fintech division and Collateral.  The arbitration proceedings and award shall be confidential, except as required by law or  necessary for enforcement. Either party may seek emergency injunctive relief from a court of  competent jurisdiction in Florida before, during, or after the pendency of any arbitration  proceeding. The arbitrator’s award shall be final and binding, and judgment on the award may be  entered in any court of competent jurisdiction in Florida.

Upon the occurrence of an Event of Default, the entire unpaid principal balance hereof  and any accrued but unpaid interest or other amounts payable hereunder shall automatically become immediately due and payable without the need for the Holder to give any notice to the  Maker and without any right of the Maker to cure such Event of Default except for the notice and  subject to the Cure Period.

6. Waiver.

To the extent permitted by law, and subject to the notice and Cure Period set forth above,  the Maker hereby waives presentment, protest, and notice of dishonor and protest and agrees that  its liability under this Note shall not be affected by any renewal or extension in the time of  payment hereof, or by any indulgences, and hereby consents to any renewals, extensions,  indulgences, releases or changes, regardless of the number of such renewals, extensions,  indulgences, releases or alterations.

7. Notices.

All notices and other communications required or permitted hereunder shall be (a) (i) in  writing and shall be deemed effectively given upon personal delivery (which may be evidenced  by a return receipt if sent by registered mail or by signature if delivered by courier or delivery  service) or (ii) sent by facsimile or by electronic mail and shall be deemed effectively given upon  receipt of confirmation of delivery and (b) addressed if to the Holder or the Maker, at the address  of the Holder or the Maker outlined in the books and records of the Maker from time to time.

8. Successors and Assigns.

This Note and the obligations and/or rights hereunder shall not be assigned or transferred  by either party without the express prior written consent of the other party, provided that any  such consent shall not be unreasonably withheld, conditioned, or delayed, and any attempted  assignment without consent shall be void. Both parties shall have equal rights to assign or  transfer upon mutual agreement, which consent shall not be unreasonably withheld, conditioned, or delayed. Any attempted assignment without such consent shall be void. In the event of any  permitted assignment by the Maker, the assignor shall remain secondarily liable for all  obligations hereunder. Any assignment by the Holder shall release the Holder from all  obligations upon the effective date of such assignment.

9. Severability and Amendments.

Any provision of this Note that is prohibited or unenforceable shall be ineffective to the  extent of such prohibition or unenforceability without invalidating the remaining provisions of  this Note. No amendment, modification, termination, or waiver of any provision of this Note, nor  consent to any departure by either party, the Maker, from any term of this Note, shall in any  event be effective unless it is in writing and signed by both parties. Any delay or failure to  enforce any provision shall not constitute a waiver of that or any other provision. The Then such  waiver or consent shall be effective only in the specific instance and for the particular purpose  for which it is given.

10. Loss, etc.

Upon receipt by the Maker of evidence reasonably satisfactory to the Maker of the  loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of  indemnity or security reasonably satisfactory to the Maker, and upon prompt reimbursement to  the Maker of all reasonable business expenses incidental thereto, with standard documentation,  and any expense limits to be mutually agreed upon in writing, or, in the case of mutilation or  transfer of this Note, upon surrender and cancellation of this Note, the Maker will make and  deliver a new Note of like tenor, instead of this Note.

11. Counterparts.

This Note may be executed through the use of separate signature pages or in any number  of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement  binding on all the parties, notwithstanding that not all parties are signatories to the counterpart.  This Note may be executed and delivered by facsimile or other form of electronic transfer.

12. GOVERNING LAW.

THIS NOTE SHALL AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN  CONTRACT, TORT OR STATUTE) THAT MAY BE BASED UPON, ARISE OUT OF OR  RELATE TO THIS NOTE, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF  THIS NOTE (INCLUDING ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING  OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN  CONNECTION WITH THIS NOTE OR AS AN INDUCEMENT TO ENTER INTO THIS  NOTE), SHALL BE GOVERNED BY, AND ENFORCED IN ACCORDANCE WITH, THE  INTERNAL LAWS OF THE STATE OF FLORIDA, INCLUDING ITS STATUTES OF  LIMITATIONS. THE PARTIES MAY BRING ACTIONS IN ANY COURT OF  COMPETENT JURISDICTION IN THE STATE OF FLORIDA, WITH EACH PARTY  RETAINING THE RIGHT TO REMOVE TO FEDERAL COURT WHERE  PERMITTED BY LAW.

13. Waiver of Jury Trial. Each Party hereby knowingly, voluntarily, and irrevocably waives  any rights to a trial by jury in any legal proceeding arising out of or directly related to this  Agreement, provided that such waiver is permitted by applicable law, including any claims,  counterclaims, cross-claims, or third-party claims. The Parties acknowledge that this waiver is a  material inducement for entering into this Agreement and that they have had an opportunity to  consult with legal counsel regarding this provision. The Parties further agree that any legal  proceedings will be conducted in a bench trial before a judge without a jury.

[Signature Block to Follow]

IN WITNESS WHEREOF, the undersigned has duly executed this Note as of the date  first written above.

MAKER:

CUENTAS, INC.

By:
	Name:	Shalom Arik Maimon
	Title:	Chief Executive Officer